[PricewaterhouseCoopers LLP Letterhead]



                                              November 9, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Commissioners:

We have read the statements made by The Ohio Art Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 9, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP